UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 17, 2011

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000 — 30733	41-1978822
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10700 Bren Road West Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip Code)

(952) 930-6000

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 17, 2011, American Medical Systems Holdings, Inc. (“AMS”), a Delaware corporation, entered into a Second Supplemental Indenture, dated as of June 17, 2011 (the “Supplemental Indenture”), with respect to the Indenture, dated as of June 27, 2006, among AMS, the Notes Guarantors (as defined in the 2036 Indenture) and U.S. Bank National Association, as trustee (the “Trustee”) (as amended by the First Supplemental Indenture, dated September 6, 2006, the “2036 Indenture”). The Supplemental Indenture was entered into in connection with the merger (the “Merger”) of NIKA Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned indirect subsidiary of Endo Pharmaceuticals Holdings Inc. (“Endo”), a Delaware corporation, with and into AMS, with AMS being the surviving corporation and becoming a wholly owned indirect subsidiary of Endo, pursuant to the Agreement and Plan of Merger, dated as of April 10, 2011, among AMS, Endo and Merger Sub, which was consummated on June 17, 2011.

The Supplemental Indenture amends the 2036 Indenture solely with respect to AMS’s 3  1/4% Convertible Senior Notes due 2036 (CUSIP No. 02744MAA6) (the “2036 Notes”) to, among other things, fix the Volume Weighted Average Price (as defined in the 2036 Indenture) of AMS’s common stock at $30.00 per share.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The consummation of the Merger on June 17, 2011 constitutes a Designated Event under the 2036 Indenture and a Make-Whole Fundamental Change under the 2041 Indenture (as defined below).

As a result, the holders of the 2036 Notes, pursuant to the 2036 Indenture, as amended and supplemented, have (1) the right, exercisable until the close of business on the business day immediately prior to the Designated Event Purchase Date (which is expected to be no earlier than July 27, 2011 and no later than August 11, 2011, with the exact date to be the date forty days after the date that AMS mails the Designated Event Company Notice (as defined in the 2036 Indenture)) to convert their 2036 Notes for cash at a conversion rate set forth in the 2036 Indenture, as amended and supplemented, based upon the merger consideration of $30.00 per share or (2) the right to require AMS to repurchase their 2036 Notes on the Designated Event Purchase Date (as defined in the 2036 Indenture).

Further, the holders of the 2041 Notes, pursuant to the 2041 Indenture, have (1) the right, exercisable until the Fundamental Change Repurchase Date (which is the date specified by AMS in the Fundamental Change Company Notice (as defined in the 2041 Indenture) and which is expected to be no earlier than July 18, 2011 and no later than August 16, 2011) to convert their 2041 Notes for cash at a conversion rate set forth in the 2041 Indenture based upon the merger consideration of $30.00 per share or (2) the right to require AMS to repurchase their 2041 Notes on the Fundamental Change Repurchase Date (as defined in the 2041 Indenture).

Item 8.01. Other Events

On June 17, 2011, in connection with the Merger, AMS delivered a notice, attached hereto as Exhibit 99.1, to the holders of its 4.00% Convertible Senior Subordinated Notes due 2041 (CUSIP No. 02744MAB4) (the “2041 Notes”), governed by the Indenture, dated as of September 21, 2009 (the “2041 Indenture”), between AMS, the Subsidiary Guarantors (as defined in the 2041 Indenture) and the Trustee, that a Make-Whole Fundamental Change (as defined in the 2041 Indenture) occurred upon the consummation of the Merger on June 17, 2011 and that such date constituted a Make-Whole Effective Date (as defined in the 2041 Indenture). A press release announcing the notice, the Make-Whole Fundamental Change and the Make-Whole Effective Date under the 2041 Indenture is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Exhibit

4.1	Second Supplemental Indenture, dated as of June 17, 2011, among AMS, the Notes Guarantors and the Trustee.

99.1	Notice of Fundamental Change and Make-Whole Effective Date dated June 17, 2011.

99.2	Press Release dated June 17, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2011	AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

	By:	/s/ Mark A. Heggestad
Mark A. Heggestad
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of June 17, 2011, among AMS, the Notes Guarantors and the Trustee.

99.1	Notice of Fundamental Change and Make-Whole Effective Date dated June 17, 2011.

99.2	Press Release dated June 17, 2011.